Tidal Trust II 485BPOS

Exhibit (h)(iii)(4)

FOURTH AMENDMENT TO THE

TIDAL ETF TRUST II

FUND ACCOUNTING SERVICING AGREEMENT

THIS FOURTH AMENDMENT effective as of the last date on the signature block, to the Fund Accounting Servicing Agreement (the “Agreement”) dated as of July 7, 2022, as amended, is entered into by and between TIDAL ETF TRUST II, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update the name of the Trust to Tidal Trust II; and

WHEREAS, the parties desire to further amend the Agreement to update Exhibit A, as amended to add the following funds:

●	REX 2X MSTR ETF

●	REX 2X COIN ETF

●	REX 2X GME ETF

●	REX 2X AMC ETF

●	REX 2X PTON ETF

●	REX 2X TLRY ETF

●	REX 2X NKLA ETF

●	REX 2X HOOD ETF

●	REX 2X BYND ETF

●	REX 2X PENN ETF

●	Pinnacle Focused Opportunities ETF; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TIDAL ETF TRUST II		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Eric Falkeis	By:	/s/ Jason Hadler

Name:	Eric Falkeis	Name:	Jason Hadler

Title:	President	Title:	Senior Vice President

Date:	12/20/2022	Date:	12/20/2022

Amended Exhibit A to the

Fund Accounting Servicing Agreement

Separate Series of Tidal Trust II

Name of Series

Carbon Collective Climate Solutions U.S. Equity ETF

YieldMax Innovation Option Income ETF

YieldMax KWEB Option Income ETF

YieldMax GDX Option Income ETF

YieldMax XBI Option Income ETF

YieldMax TLT Option Income ETF

YieldMax AAPL Option Income ETF

YieldMax AMZN Option Income ETF

YieldMax BRK.B Option Income ETF

YieldMax COIN Option Income ETF

YieldMax META Option Income ETF

YieldMax GOOG Option Income ETF

YieldMax NFLX Option Income ETF

YieldMax NVDA Option Income ETF

YieldMax SQ Option Income ETF

YieldMax TSLA Option Income ETF

Senior Secured Credit Opportunities ETF

Meet Kevin Pricing Power ETF

Meet Kevin Select ETF

Meet Kevin Moderate ETF

REX Short MSTR ETF

REX Short COIN ETF

REX Short GME ETF

REX Short AMC ETF

REX Short PTON ETF

REX Short TLRY ETF

REX Short NKLA ETF

REX Short HOOD ETF

REX Short BYND ETF

REX Short PENN ETF

Nicholas Fixed Income Alternative ETF

REX 2X MSTR ETF

REX 2X COIN ETF

REX 2X GME ETF

REX 2X AMC ETF

REX 2X PTON ETF

REX 2X TLRY ETF

REX 2X NKLA ETF

REX 2X HOOD ETF

REX 2X BYND ETF

REX 2X PENN ETF

Pinnacle Focused Opportunities ETF